Exhibit 24.1

                        ASSISTANT SECRETARY'S CERTIFICATE


         I, Rhonda Matty, Assistant Secretary of Credit Suisse First Boston Mortgage Securities Corp., hereby certify that the copy of the resolutions attached hereto is a true, correct and complete copy of resolutions adopted by the Board of Directors of Credit Suisse First Boston Mortgage Securities Corp. by unanimous written consent in lieu of a meeting on May __, 2001. Such resolutions have not been amended or modified and are now in full force and effect in the form attached.

         IN WITNESS WHEREOF, I have hereunto set my hand on as of this 22nd day of May, 2001.

                                            /s/ Rhonda O. Matty
                                            ____________________________________
                                            Assistant Secretary




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                    WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                                       OF
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  The undersigned, being all of the members of the Board of Directors of Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, hereby consent to and take the following action pursuant to Section 141 of the Delaware General Corporation Law:

                  WHEREAS, the Board of Directors has determined that it is in the best interests of Credit Suisse First Boston Mortgage Securities Corp. (the "Company") that it continue, from time to time, to effect the issuance of, and offer for sale, conduit mortgage and manufactured housing contract pass-through certificates (the "Certificates") to be issued in series (each a "Series") by one or more trusts (each a "Trust"), each such Series of Certificates to represent a beneficial interest in certain mortgage assets, which may include residential, multifamily or commercial mortgage loans, loans secured by manufactured homes, mortgage participations or pass-through certificates representing beneficial ownership interests in any such loans, or collateralized mortgage obligations secured by any such loans, and in certain other assets such as insurance policies or reserve funds (collectively, the "Mortgage Assets"); and

                  WHEREAS, the Board of Directors has determined that it is in the best interests of the Company that it continue to sell certain classes of its Certificates through public offerings or private offerings which, if public, require registration of the Certificates with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act").

                  NOW, THEREFORE, IT IS RESOLVED, that the Company be and hereby is authorized to engage in public offerings or private offerings of Certificates which, if public, require registration under the Act in which the Company will act as depositor of certain of the Mortgage



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                                       -2-

Assets into a Trust in exchange for Certificates representing the beneficial interest in such Mortgage Assets to be issued by a Trust simultaneously with such deposit, which Certificates will be sold by the Company or its affiliate;

                  RESOLVED, that the execution in the name of the Company by the directors and appropriate officers and the filing with the SEC under the Act of a registration statement on Form S-3 (the "Registration Statement") including a prospectus (the "Prospectus"), two forms of prospectus supplements and any exhibits and other documents relating thereto and required to be filed with the SEC, for the purpose of registration and public offering by the Company, from time to time, of up to $10,000,000,000 aggregate principal amount of Certificates (in addition to any remaining principal amount of Certificates registered by the Company pursuant to Registration Statement No. 333-49820), to be issued in series, in substantially the form of the draft Registration Statement presented to the Board of Directors on the date hereof be, and hereby is authorized, and such officer(s) be and hereby are authorized and empowered to file pre- and post-effective amendments or supplements to the Registration Statement and the Prospectus and forms of prospectus supplements included therein, with such further changes in and additions thereto as they in their sole discretion deem necessary or desirable in order to effect the registration of the Certificates, and further to cause to be filed with the SEC such other documents as they deem necessary or desirable in order to comply with the Act and the Securities Exchange Act of 1934, as amended;

                  RESOLVED, that the directors and appropriate officers are hereby authorized to determine in each and every supplement to the Prospectus (a "Prospectus Supplement") or private placement memorandum (a "Private Placement Memorandum") related to a Series of Certificates



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                                       -3-

the designations, Series, pass-through rates, issue date, principal amounts, notional amounts and other terms and conditions for each such Series, without limitation as to the aggregate amount of Certificates to be issued in private offerings authorized by this resolution;

                  RESOLVED, that the Company be, and hereby is, authorized to
(a) establish a Trust for the issuance and sale of the Certificates and (b) acquire and convey to the Trust certain Mortgage Assets, as the directors or appropriate officers may approve;

                  RESOLVED, in connection with any public offering, that the Chairman, President, Principal Accounting Officer and Controller, Treasurer, Director of Taxes, or any Vice President and any other officer specifically authorized by the Board of Directors in writing (the "Authorized Officers"), the Secretary or any Assistant Secretary of the Company or Director is hereby authorized (a) to prepare any Prospectus Supplement in connection with the offering of any public certificates, and (b) to negotiate, execute and deliver a pooling and servicing agreement, trust agreement, underwriting agreement, mortgage loan purchase and sale agreement or assignment agreement and such other documents and agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such forms as any such officers or Directors deem necessary or advisable;

         RESOLVED, in connection with any private offering, that the Authorized Officers or Director are hereby authorized (a) to prepare any Private Placement Memorandum in connection with the offering of any private Certificates and (b) to negotiate, execute and deliver a pooling and servicing agreement, indenture, purchase agreement, mortgage loan purchase and sale agreement or assignment agreement and such other documents and agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such forms as any such officers or Directors deem necessary or advisable;



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                                       -4-

                  RESOLVED, that the Authorized Officers or Director are hereby authorized and directed to take all such actions as such officer or Director shall deem necessary or appropriate in order to obtain any required rating of any Certificate by one or more nationally recognized rating organizations;

                  RESOLVED, that the Authorized Officers or Director are hereby authorized and directed to pay any and all expenses and fees arising in connection with the sale of Certificates or otherwise in connection with these resolutions;

                  RESOLVED, that the corporate seal of the Company may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impressing or affixing such corporate seal thereon or by imprinting or otherwise reproducing thereon a facsimile of such corporate seal;

                  RESOLVED, that the Authorized Officers or Director are hereby authorized and directed to execute and deliver, in the name and on behalf of the Company, any and all additional instruments, documents, or agreements and to take such further action as to any of them appears necessary or desirable to carry into effect the intent and purpose of the foregoing resolutions; and

                  RESOLVED, that any and all actions of the officers of the Company in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof be, and they hereby are, approved ratified and adopted in all respects as fully as if such actions had been presented to this Board of Directors for its approval prior to such actions being taken.



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                  IN WITNESS WHEREOF, the undersigned Directors have executed this Unanimous Written Consent this 22nd day of May, 2001.

                                                 /s/ Carlos Onis
                                                 -------------------------------
                                                 Carlos Onis


                                                 /s/ Scott J. Ulm
                                                 -------------------------------
                                                 Scott J. Ulm


                                                 /s/ William S. Pitofsky
                                                 -------------------------------
                                                 William S. Pitofsky


                                                 /s/ Patrick D. Coleman
                                                 -------------------------------
                                                 Patrick D. Coleman